Exhibit 10.1

NRG Energy, Inc.
CEO and CFO Compensation Table for 2008

		2008 Annual
		Incentive Plan Design				Grants Under the Long Term Incentive Plan
							Non-Qualified
	2008 Base					Restricted	Stock	Performance
Name and Title	Salary	Target		Maximum		Stock Units(3)	Options(4)	Units(5)
David Crane, President and Chief Executive Officer	$1,100,000	100	%(1)	200	%(1)	19,100	192,000	37,100
Robert C. Flexon, Executive Vice President and Chief Financial Officer	$605,000	75	%(2)	150	%(2)	5,300	52,800	10,200

(1)	For fiscal 2008, Mr. Crane’s target incentive for annual incentive compensation will be 100% of base salary with a maximum opportunity of 200% of base salary. Incentive components for Mr. Crane include targets based on NRG’s free cash flow and EBITDA in 2008, as well other relevant operating performance objectives.

(2)	For fiscal 2008, Mr. Flexon’s target incentive for annual incentive compensation will be 75% of base salary with a maximum opportunity of 150% of base salary. Incentive components for Mr. Flexon include targets based on NRG’s free cash flow and EBITDA in 2008, as well as other relevant operating performance objectives.

(3)	Each Restricted Stock Unit (“RSU”) is equivalent to one share of NRG’s common stock, par value $0.01. Messrs. Crane and Flexon will receive from NRG one such share of common stock for each RSU on January 2, 2011.

(4)	Non-Qualified Stock Options will vest and become exercisable as follows: 33 1/3% on January 2, 2009, 33 1/3% on January 2, 2010 and 33 1/3% on January 2, 2011. Stock options will expire six years from the date of grant.

(5)	Messrs. Crane and Flexon will be issued Performance Units (“PU’s”) by NRG under its Long-Term Incentive Plan on January 2, 2008. Each PU will be paid out on January 2, 2011 if the average closing price of NRG’s Common Stock for the ten trading days prior to January 2, 2011 (the “Measurement Price”) is equal to or greater than 12% growth in the NRG stock price compounded annually over three years, i.e cost of equity at target, based on the closing share price on January 2, 2008 (the “Target Price”). The payout for each PU will be equal to: (i) one share of common stock, if the Measurement Price equals to the Target Price; (ii) a pro-rated amount in between one and two shares of common stock, if the Measurement Price equals to the Target Price but less than 18% growth in the NRG stock price compounded annually over three years, i.e cost of equity at maximum, based on the closing share price on January 2, 2008 (the “Maximum Price”); and (iii) two shares of common stock, if the Measurement Price is equal to or greater than the Maximum Price.